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                                                                Exhibit 99.5

PROXY                                                                  PROXY
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                                ELIGIX, INC.
                             200 Boston Avenue
                             Medford, Ma 02155

                       SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 30, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Walter C. Ogier, James R. Fitzgerald, Jr. and William T. Whelan and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Eligix, Inc., a Delaware corporation (the "Corporation"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Corporation to be held on April 30, 2001, at 10:00 a.m. (local time) at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

          (Continued and to be dated and signed on reverse side)


SEE REVERSE SIDE                                              SEE REVERSE SIDE





                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                                  ELIGIX, INC.

                                April 30, 2001




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A   /X/   PLEASE MARK YOUR
          YOUR VOTES AS IN THIS
          EXAMPLE


                                                                                For         Against       Abstain

1.   To approve and adopt the agreement and plan of merger, dated as            / /          / /            / /
     of December 8, 2000, by and among BioTransplant Incorporated,
     BT/EL Acquisition Co., a wholly owned subsidiary of BioTransplant, and Eligix, and the merger, as described in the attached joint proxy statement/prospectus.

2.   To amend Eligix' certificate of incorporation to change the manner         / /          / /            / /
     in which proceeds are to be distributed upon any liquidation, distribution or winding up, as described in the attached joint proxy statement/prospectus.



3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Please read the reverse side of this card

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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Signature:                  Date:        Signature:                  Date:
          -----------------      ------            -----------------      ------



NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.